Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Twist Bioscience Corporation of our report dated November 22, 2021 relating to the financial statements, which appears in Twist Bioscience Corporation 's Annual Report on Form 10-K/A for the year ended September 30, 2022.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 24, 2023